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METLIFE CAPITAL EQUIPMENT LOAN TRUST 1997-A                         EXHIBIT 99.1

$304,203,000     Class A 6.85% Asset Backed Notes
$26,452,783      Class B Fixed Rate Asset Backed Notes

           STATEMENT TO NOTEHOLDERS PURSUANT TO SECTION 5.06 OF THE
                       TRANSFER AND SERVICING AGREEMENT
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Payment Date:                                                                             20-May-98

(i)  Amount of principal being paid on the Notes:
         (a)  Class A Notes                                                                   $0.00
                per $1,000 original principal amount:                                   $0.00000000

         (b)  Class B Notes                                                                   $0.00
                per $1,000 original principal amount:                                   $0.00000000

         (c)  Total                                                                           $0.00

(ii)  Amount of interest being paid on the Notes
         (a)  Class A Notes                                                           $1,736,492.13
                per $1,000 original principal amount:                                   $5.70833335

         (b)  Class B Notes                                                             $151,001.30
                per $1,000 original principal amount:                                   $5.70833322

         (c)  Total                                                                   $1,887,493.43

(iii) Balances at the end of the related Collection Period
         (a)  Pool Balance at the end of the related Collection Period              $330,655,783.00
         (b)  aggregate Principal Balance of the Receivables                        $327,227,447.94
         (c)  amount in the Principal Funding Account                                 $3,428,335.06

(iv)  After giving effect to distributions on this Distribution Date:
         (a)  outstanding principal amount of Class A Notes:                        $304,203,000.00
         (b)  Class A Note Pool Factor:                                                   1.0000000

(v)  Amount of Servicing Fee being paid:                                                $137,773.24

(vi)  Amount of Administration Fee being paid:                                              $500.00

(vii)  Aggregate Acquisition Amounts for Collection Period:
         (a) by Transferor                                                                    $0.00
         (b) by Servicer                                                                      $0.00

(viii)  Amount of Realized Losses for the Collection:                                         $0.00

(ix)  Ending Reserve Account Balance:                                                 $4,742,046.01

(x)  Specified Reserve Account Balance:                                               $4,742,046.01

(xi)     (a)  Noteholders' Class A Interest Distributable Amount:                     $1,736,492.13
         (b)  Noteholders' Class B Interest Distributable Amount:                       $151,001.30
         (c)  Class A Noteholders' Principal Distributable Amount:                            $0.00
         (d)  Class B Noteholders' Principal Distributable Amount:                            $0.00
         (e)  Amount withdrawn from Reserve Account per Section 5.05(c) or (d)                $0.00

(xii)  Deliquency Summary
         (a)  Delinquencies 61 to 90 days                                                     $0.00
         (b)  Delinquencies over 90 days                                                $289,671.00

(xiii)  Deliquency Summary - % of aggregate principal balance of the receivables
         (a)  Delinquencies 61 to 90 days                                                      0.00%
         (b)  Delinquencies over 90 days                                                       0.09%
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